UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039
(Address of principal executive offices)

(973) 758-9555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 11, 2015 (the “Closing Date”), SWK Technologies, Inc., a Delaware corporation (“SWK”) and wholly owned subsidiary of SilverSun Technologies, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among SWK, 2000Soft, Inc. d/b/a Accounting Technology Resources, a California corporation (the “Seller” or “ATR”), and Karen Espinoza McGarrigle, owner all of the issued and outstanding capital stock of ATR.

On the Closing Date, pursuant to the terms of the Purchase Agreement, the Seller sold, transferred, conveyed and delivered to SWK all of the Acquired Assets (as defined in the Purchase Agreement) to SWK.  In consideration for the Acquired Assets, SWK (i) paid Seller $80,000 cash; (ii) issued Seller a promissory note in the principal amount of $175,000 (the “Note”).  The Note bears interest at a rate of two percent (2%) per annum, has a three year term, with the principal being amortized in thirty-six equal installments.

As additional compensation, SWK shall pay Seller ten percent of that certain sum that SWK nets from existing ATR clients for maintenance renewals.  Similarly, SWK shall pay Seller five percent of that certain sum that SWK nets for maintenance renewals between the 13th and 24th months following the Closing Date.

Pursuant to the Purchase Agreement, SWK assumed liability for client deposits and entered into that certain Assignment and Assumption Agreement (the “Assignment Agreement”), assume Seller’s real estate lease for the premises located at 200 East Sandpointe Avenue, Suite 560, Santa Ana, CA 92707.

Additionally, in connection with the Purchase Agreement, SWK entered into an Employment Agreement (the “Employment Agreement”) with Karen Espinoza McGarrigle pursuant to which Ms. McGarrigle will serve as an SWK ERP sales executive.  Ms. McGarrigle’s duties will focus primarily on software application sales to new and existing customers.  The term of the Employment Agreement is for three years unless otherwise terminated pursuant to the terms and conditions thereunder. SWK shall pay Ms. Garrigle $155,000 per annum.  Ms. Garrigle shall also receive 10,000 options to purchase common stock of the Company, no later than 30 days after the execution of the Employment Agreement, at a price equal to the actual closing price of the Company’s common stock on the day before the Closing Date.  The options shall vest at a rate of 20% per year over five years.

The above description of the Purchase Agreement, Note, and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to such documents filed as exhibits hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                      Description

2.1*	Asset Purchase Agreement, dated March 11, 2015, by and among SWK Technologies, Inc., 2000Soft, Inc. d/b/a Accounting Technology Resources, and Karen Espinoza McGarrigle.

10.1*	Employment Agreement by and between SWK Technologies, Inc. and Karen Espinoza McGarrigle.

10.2*	Promissory Note, dated March 11, 2015

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: March 17, 2015	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer and Principal Accounting Officer